UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 29, 2011

ARROW FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-12507	22-2448962
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Glen Street Glens Falls, NY	12801
(Address of principal executive offices)	(Zip Code)

(518) 745-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act.

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  Thomas J. Murphy.  On June 29, 2011, Arrow Financial Corporation (the “Company”) announced that effective July 1, 2011 (the “Effective Date”) Thomas J.  Murphy has been appointed Senior Executive Vice President of the Company and President and a member of the Board of Directors of the Company’s lead subsidiary bank, Glens Falls National Bank and Trust Company (the “Bank”).  Thomas L. Hoy, currently President of the Bank, will continue as Chairman of the Board and Chief Executive Officer of the Bank, as well as Chairman of the Board, Chief Executive Officer and President of the Company.  Mr. Murphy, age 52, has served as the Company’s Vice President and Corporate Secretary since May 1, 2009.  Prior to that, Mr. Murphy was the Assistant Corporate Secretary of the Company beginning in 2008.  Mr. Murphy currently serves as Senior Vice President of the Bank (2008) as well as its Senior Trust Officer (2010), Corporate Secretary (2009), Cashier (2009) and Manager of the Personal Trust Department (2004).  Mr. Murphy will continue to serve as Corporate Secretary of the Company and the Bank and in his other current positions at the Bank (other than Senior Vice President), until a successor may be designated.  Mr. Murphy has had no related party transactions with the Company reportable under Item 404(a) of Regulation S-K and has no family relationships with any director or executive officer of the Company.

Incident to his appointment, the Board of Directors of the Company approved a new multi-year employment agreement, expiring January 31, 2014, between the Company and Mr. Murphy, which will replace his existing change-in-control agreement with the Company.  Under the new agreement, which will become effective on the Effective Date, Mr. Murphy’s annual base salary will be increased to $195,000 from $140,000.  Thereafter, his annual base salary may be increased but will not be decreased during the term of the agreement.  The agreement provides that Mr. Murphy is eligible to participate in certain other benefit programs, including medical, dental and life insurance benefits, compensation plans including the annual incentive (bonus) plan and equity incentive plans, and various retirement and supplemental retirement plans.

Under the agreement, in the event Mr. Murphy terminates his own employment for good reason (as defined), or is terminated by the Board of Directors without cause (as defined), he will receive a lump-sum payment equal to the greater of (a) the amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary.

Also under the agreement, if there is a change of control (as defined) of the Company and, within 12 months after such change-in-control, either (a) the Company or the Bank terminates Mr. Murphy’s’ employment for any  reason (other than a termination of employment for cause), or (b) Mr. Murphy terminates his employment with the Company or the Bank for good reason, Mr. Murphy will be entitled to receive an amount payable in installments (or in a lump-sum, in the event of unforeseeable emergency)equal to approximately three times his average annual taxable compensation for the five years preceding the event, subject to downward adjustment to reflect the value of any other “change of control” payment or benefits he might receive following such change of control.  Additionally, in the event of early retirement following a change of control, Mr. Murphy shall receive for a period of two years following the change of control, medical, dental and life insurance coverage that is generally equivalent to the coverage then held, subject to employee cost sharing.  However, under no circumstances will Mr. Murphy receive any payment under the agreement if such payment would constitute an “excess parachute payment” under the tax laws.

The agreement also contains non-competition provisions that may be triggered upon termination of employment.

The agreement provides that on or before January 31 of each of 2012, 2013 and 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) will consider and vote upon a proposal to replace Mr. Murphy's agreement with a new three-year employment agreement having similar conditions and benefits.

Also incident to Mr. Murphy’s promotion, the Compensation Committee approved, as of the Effective Date, certain modifications to the treatment of Mr. Murphy under the Company’s Short Term Incentive Plan for calendar year 2011.

(e) Terry R. Goodemote.  The Company also announced that effective July 1, 2011, Terry R. Goodemote, the Chief Financial Officer of the Company and the Bank, has been promoted to Executive Vice President of the Company and Senior Executive Vice President of the Bank.  Mr. Goodemote, age 47, currently serves as a Senior Vice President of the Company and Executive Vice President of the Bank.  Mr. Goodemote will continue to serve as Chief Financial Officer and Treasurer of both the Company and the Bank.

Incident to his promotion, the Board of Directors approved certain amendments to Mr. Goodemote's existing two-year employment agreement entered into on January 27, 2011 (the “Original Agreement”).  Under the amended agreement, effective on the Effective Date, the term of Mr. Goodemote’s employment thereunder has been increased from two years to three years.  Additionally,  Mr. Goodemote will receive an increase in his annual base salary of $175,000 to $185,000 beginning on the Effective Date.  Consistent with the terms of the Original Agreement, his annual base salary may be increased but will not be decreased during the term of the amended agreement.  The amended agreement, like the Original Agreement, provides that Mr. Goodemote is eligible to participate in certain other benefit programs, including medical, dental and life insurance benefits, compensation plans including the annual incentive (bonus) plan and equity incentive plans, and various retirement and supplemental retirement plans.

Under the amended agreement, in the event Mr. Goodemote terminates his own employment for good reason (as defined), or is terminated by the Board of Directors without cause (as defined), he will receive a lump-sum payment equal to the greater of (a) the amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary.  This benefit is consistent with the Original Agreement, although under certain circumstances (i.e., termination of employment during the first year of service thereunder), Mr. Goodemote’s payout upon termination could exceed the amount that would have been payable to him under the Original Agreement, due to the fact that the term of the amended agreement is three years versus two years under the Original Agreement.

Also under the amended agreement, if there is a change of control (as defined) of the Company and, within 12 months after such change-in-control, either (a) the Company or the Bank terminates Mr. Goodemote’s employment for any reason (other than a termination of employment for cause), or (b) Mr. Goodemote terminates his employment with the Company or the Bank for good reason,  Mr. Goodemote will be entitled to receive an amount payable in installments (or in a lump-sum, in the event of unforeseeable emergency) equal to approximately three times his average annual taxable compensation for the five years preceding the event (an increase from the amount he was entitled to receive under the Original Agreement, which was approximately two times his average annual taxable compensation for the first five years preceding the event).  Additionally, consistent with the Original Agreement, in the event of early retirement following a change of control, Mr. Goodemote shall receive for a period of two years following the change of control, medical, dental and life insurance coverage that is generally equivalent to the coverage then held Mr. Goodemote, subject to employee cost sharing.  Like under Mr. Murphy’s agreement, Mr. Goodemote will not receive any payment under his agreement if such payment would constitute an “excess parachute payment” under the tax laws.

The amendment agreement, like the Original Agreement, contains non-competition provisions that may be triggered upon termination of employment.

The amended agreement provides that on or before January 31 of each of 2012, 2013 and 2014, the Committee will consider and vote upon a proposal to replace Mr. Goodemote’s agreement with a new three-year employment agreement having similar conditions and benefits.

 The foregoing descriptions of the employment agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, which are filed as Exhibits 10.1 and 10.2 to this Report, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and Thomas J. Murphy effective July 1, 2011
10.2	Employment Agreement, as amended, between the Company and Terry R. Goodemote effective July 1, 2011
99.1	Press Release, dated June 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Dated:  June 30, 2011

By:   /s/ Thomas L. Hoy

 Thomas L. Hoy,

 Chairman, President and Chief Executive Officer

EXHIBIT LIST

Exhibit No.	Description
10.1	Employment Agreement between the Company and Thomas J. Murphy effective July 1, 2011
10.2	Employment Agreement, as amended, between the Company and Terry R. Goodemote effective July 1, 2011
99.1	Press Release, dated June 30, 2011